    As filed with the Securities and Exchange Commission on August 1, 1995

                                                        Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                            ----------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

         Texas                                                        75-1297386
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

2395 Midway Road                                                           75006
Carrollton, Texas                                                     (Zip Code)
(Address of Principal Executive Offices)

           COMPUTER LANGUAGE RESEARCH, INC., NON-EMPLOYEE DIRECTORS'
                             1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ----------------------

                                Douglas H. Gross
                         Secretary and General Counsel
                        Computer Language Research, Inc.
                                2395 Midway Road
                            Carrollton, Texas  75006
                    (Name and address of agent for service)
                                 (214) 250-7000
         (Telephone number, including area code, of agent for service)

                            ----------------------
                                    Copy To:
                                  Guy H. Kerr
                           Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                              Dallas, Texas  75201

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title                                     Proposed Maximum         Proposed Maximum
of Securities            Amount to be     Offering Price           Aggregate Offering         Amount of
to be Registered         Registered       Per Share (1)            Price (1)                  Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,             250,000
$.01 Par Value            shares           $10.00                   $2,500,000                $862.09
==============================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the NASDAQ-National Market System on July 26, 1995.
================================================================================

             Page 1 of 21 pages.  Exhibit Index appears at page 10.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462 PROMULGATED UNDER THE ACT.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note of Part I of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Computer Language Research, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         2. The Company's Proxy Statement dated April 1, 1995, in connection with the Annual Meeting of Shareholders of the Company held on May 2, 1995.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         4.      The Company's Current Report on Form 8-K dated June 23, 1995.

         5. The description of the Company's common stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A dated June 13, 1983 (Commission File No. 0-12311) filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act permits a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's Bylaws provide that the Company shall indemnify a director if the director conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company's best interests, and in all other cases, that his conduct was at least not opposed to the Company's best interests, or, in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful. The Company's Bylaws also provide that the Company shall indemnify its directors against reasonable expenses incurred in a proceeding if the director has been wholly successful, on the merits or otherwise, in the defense of the proceeding or if a court of competent jurisdiction determines that the director is fairly and reasonably entitled to indemnification. The Bylaws further provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents of the Company whether or not the Company would have the power to indemnify them against that liability under the Bylaws. In addition, the Company's Articles of Incorporation provide that a director shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Article XII of the Company's Articles of Incorporation, included as
Exhibit 3.06 to the Form 10-K (Commission File No. 0-12311), for the fiscal year ended December 31, 1993, which provides for the limitation of a director's liability to the Company and its shareholders for monetary damages, is incorporated herein by reference. Article Eleven of the Company's Bylaws, included as Exhibit 3.07 to the Form 10-K (Commission File No. 0-12311), for the fiscal year ended December 31, 1994, which provides for indemnification of directors and officers, is incorporated herein by reference.

         The Company maintains insurance for its directors and officers against liabilities for actions taken in such capacities, including certain liabilities under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1     Opinion of Locke Purnell Rain Harrell (A Professional
                 Corporation).

         23.1    Consent of Ernst & Young, LLP, Independent Auditors.

         23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1 hereto).

         24.1 Power of Attorney (included on the signature page of this Registration Statement).

         99.1 Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                 Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on July 28, 1995.

                                             COMPUTER LANGUAGE RESEARCH, INC.,
                                             a Texas corporation


                                             By:    /s/ Stephen T. Winn
                                                ----------------------------
                                                 Stephen T. Winn, President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen T. Winn, President of the Company, M. Brian Healy, Group Vice President-Finance and Administration of the Company, and Douglas H. Gross, Secretary and General Counsel of the Company, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                         Title                                     Date
           ---------                         -----                                     ----
     /s/ Stephen T. Winn                     President and Director                    July 28, 1995
  -----------------------------              (Principal Executive
  Stephen T. Winn                            Officer)



     /s/ M. Brian Healy                      Group Vice President-                     July 28, 1995
  -----------------------------              Finance and Administration
  M. Brian Healy                             (Principal Financial Officer
                                             and Principal Accounting
                                             Officer)



     /s/ Francis W. Winn                     Chairman of the Board and                 July 28, 1995
  -----------------------------              Director
  Francis W. Winn


     /s/ Dr. David L. Winn                   Director                                  July 28, 1995
  -----------------------------
  Dr. David L. Winn


     /s/ James R. Dunaway, Jr.               Director                                  July 28, 1995
  -----------------------------
  James R. Dunaway, Jr.

      /s/ Alfred R. Berkeley III              Director                                  July 28, 1995
   -----------------------------
   Alfred R. Berkeley III

      /s/ Merle J. Volding                    Director                                  July 28, 1995
   -----------------------------
   Merle J. Volding


      /s/ Max D. Hopper                       Director                                  July 28, 1995
   -----------------------------
   Max D. Hopper

                               INDEX TO EXHIBITS

          Exhibit
          -------
          Number                    Exhibit                                                    Sequentially Number Page
          ------                    -------                                                    ------------------------
          5.1                       Opinion of Locke Purnell Rain Harrell (A                            11
                                    Professional Corporation).

          23.1                      Consent of Ernst & Young, LLP, Independent                          14
                                    Auditors.

          23.2                      Consent of Locke Purnell Rain Harrell (A
                                    Professional Corporation) (included in opinion filed as Exhibit 5.1 hereto).

          24.1                      Power of Attorney (included on the signature page
                                    of this Registration Statement).

          99.1                      Computer Language Research, Inc., Non-Employee                      16
                                    Directors' 1994 Stock Option Plan.